U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

American Capital Strategies, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On June 18, 2007, American Capital Strategies, Ltd. ("American Capital" or the "Company") and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, each of them acting either as a principal or as an agent for one of its affiliates (collectively, the "Forward Sellers"), entered into an Underwriting Agreement, a copy of which is attached hereto as an exhibit, with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC, A.G. Edwards & Sons, Inc. and RBC Capital Markets Corporation, as underwriters, relating to the offering and sale of 20,000,000 shares of common stock of the Company, $0.01 par value per share ("Common Stock"), at $45.05 per share (the "Offering Price"), less an underwriting discount of $2.0272 per share (the "Underwriting Discount"). Pursuant to the Underwriting Agreement, the Company also granted the underwriters an option to purchase up to an additional 3,000,000 shares of Common Stock at the Offering Price, less the Underwriting Discount, to cover over-allotments. Of the aggregate 20,000,000 shares, 15,000,000 shares were offered directly by the Company and 5,000,000 shares were borrowed and sold in the offering by the Forward Sellers. Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC served as representatives of the underwriters. The offering closed on June 22, 2007.

In connection with the offering, American Capital entered into separate Forward Sale Agreements, each dated as of June 18, 2007 (the "Forward Agreements"), with the Forward Sellers under which the Company agreed to sell to the Forward Sellers a total of 5,000,000 shares of Common Stock at the Offering Price, less the Underwriting Discount, subject to certain adjustments. The timing of these sales, which must occur over the next twelve months, will generally be determined by the Company. American Capital will physically settle each Forward Agreement by delivering shares of Common Stock to the Forward Seller under the relevant Forward Agreement and such Forward Seller will deliver the Offering Price, less the Underwriting Discount and certain adjustments, to American Capital upon each settlement.

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Morgan Stanley & Co., UBS Securities LLC and RBC Capital Market Corporation, and/or their affiliates have also performed other underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated and/or their affiliates, may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business.

Item 8.01. Other Events.

On June 12, 2007 and June 19, 2007, American Capital issued press releases announcing the terms of the public offering. A copy of each press release is attached hereto as an exhibit.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Underwriting Agreement, dated June 18, 2007.
99.2	Press Release announcing the offering, issued June 12, 2007.
99.3	Press Release announcing the pricing of the offering, issued June 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: June 22, 2007	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary